Exhibit 99.1

Press release
November 16, 2009                                                                                                    FOR IMMEDIATE RELEASE

CHDT CORP.  REPORTS RECORD YTD REVENUES OF $4,968,061
 APPROACHES 2010 WITH OVER $3,000,000 ORDER BACKLOG

Webcast scheduled for Tuesday 11/17/09 at 11:00 A.M.

DEERFIELD BEACH, FL: CHDT Corp. (OTCBB:CHDO)(Company), a Florida corporation with operating subsidiaries focused on designing and manufacturing consumer products for the North American retail market, reported 3rd Quarter FY 2009 (unaudited) gross revenue of $2,424,686 Year-to-date (YTD)  revenues were $4,968,061,  an increase of 16% over the $4,290,702 reported for the same period in FY 2008.

Capstone Industries, a Company subsidiary, generated all YTD gross revenues for the quarter. The gross revenue increase resulted from the placement of Eco-i-Lite™ products (the Company’s multi-functional power failure light program), the launch of the Company’s new Pathway Lights™ Booklight and Tasklight program and sales of its new secure portable memory products through its BBI division of Capstone Industries.

The Company has a current product order backlog in excess of $3,000,000 (as of November 16, 2009) scheduled for delivery in the 4th Quarter FY 2009 and FY2010, which backlog may not reflect actual sales in said quarter or any subsequent quarter and is subject to adjustment for order returns or cancellations.   Howard Ullman, Chairman of the Company Board of Directors, said: “The order backlog reflects the ongoing effort of our sales department to place product.  While current economic conditions create uncertainty as to actual sales results for any fiscal quarter, we are encouraged by this current order backlog.”

“An exciting development for the 4th Quarter FY 2009 will be the first complete line presentation of USB products developed by our BBI division of Capstone,” said John Tate, President of Black Box Innovations.  “The family of products has been rebranded “Classified” and the entire family will have its first significant promotion
On an end cap at a premier retailer. The line consists of four items; Personal Pocket Safe™, Secret Diary™, Classified Secure Flash Drive™, and Safe Mouse™,” added Mr. Tate.

 “In spite of continued retail pressures, and uncertain economic conditions, our management team has continued to narrow losses and remains focused on innovative developments and new product placements”, said Mr. Ullman.  Our company is well positioned to grow in 2010 through new product offerings which should gain traction as the economy gains strength,” he said.

WEBCAST:  CHDT Corp will hold a webcast to allow shareholders and security analysts the opportunity to hear management discuss the Company’s quarterly results. The webcast can be accessed at the Company’s website: http://www.chdtcorp.com as well as  http://www.investorcalendar.com/IC/CEPage.asp?ID=152412.

Event Information:

Event Date: 11/17/2009

Event Time: 11:00 AM Eastern

Event Title: Third Quarter 2009 Conference Call

Webcast Replay Available Until: 11/17/2010

The tables below reflect CHDT Corp’s net sales and operating income on a pro forma  (unaudited) basis for the third quarter 2009.   The following is qualified in its entirety by reference to the Form 10-Q Report for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission on or about November 16, 2009.

CHDT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)		(Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenues	$2,424,686	$3,021,926	$4,968,061	$4,290,702
Cost of Sales	(1,697,072)	(2,068,727)	(3,477,929)	(2,884,438)
Gross Profit	727,614	953,199	1,490,132	1,406,264

Operating Expenses:
Sales and marketing	36,556	9,333	113,284	79,743
Compensation	292,232	378,946	874,114	1,199,921
Professional fees	33,967	37,051	95,346	117,567
Consulting	49,700	22,600	106,627	75,930
Other general and administrative	246,476	357,886	776,580	862,060
Total Operating Expenses	658,931	805,816	1,965,951	2,335,221

Net Operating Income (Loss)	68,683	147,383	(475,819)	(928,957)

Other Income (Expense):
Debt forgiveness	-	-	-	-
Miscellaneous income	-	-	57	-
Interest expense	(67,548)	(84,196)	(198,179)	(148,699)
Interest income	-	394	-	1,177
Total Other Income (Expense)	(67,548)	(83,802)	(198,122)	(147,522)

Net Income (Loss)	$1,135	$63,581	$(673,941)	$(1,076,479)

Income (Loss) per Common Share	$-	$-	$-	$-

Weighted Av. Shares Outstanding	560,041,646	557,941,646	559,691,830	560,476,479

CHDT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Continued)

	(Unaudited)
	September 30,	December 31,
	2009	2008
Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable and accrued expenses	$526,897	$1,824,295
Note payable - Sterling Bank	1,744,066	722,547
Note payable - Examsoft	821,205	-
Notes and loans payable to related parties - current maturities	1,194,698	1,185,407

Total Current Liabilities	4,286,866	3,732,249

Total Liabilities	4,286,866	3,732,249

Stockholders' Equity:
Preferred Stock, Series A, par value $.001 per share
Authorized 100,000,000 shares, issued -0- shares
at September 30, 2009 and 60 shares at December 31, 2008	-	1
Preferred Stock, Series B, par value $.10 per share
Authorized 100,000,000 shares, issued -0- shares
at September 30, 2009 and 2,108,813 at December 31, 2008
Preferred Stock, Series B-1, par value $.0001 per share	-	210,882
Authorized 2,108,813 shares, issued 1,329,000 shares
at September 30, 2009 and -0- at December 31, 2008	133	-
Preferred Stock, Series C, par value $1.00 per share
Authorized 1,000 shares, issued 1,000 shares
at September 30, 2009 and -0- at December 31, 2008	1,000	-
Common Stock, par value $.0001 per share
Authorized 850,000,000 shares,
Issued 560,041,646 shares at September 30, 2009
and 557,941,646 shares at December 31, 2008	56,006	55,794
Related party receivable	(40,441)	(40,441)
Additional paid-in capital	6,684,601	5,585,702
Accumulated deficit	(4,880,735)	(4,206,794)

Total Stockholders' Equity	1,820,564	1,605,144

Total Liabilities and Stockholders’ Equity	$6,107,430	$5,337,393

About CHDT Corp.: CHDT Corp. (http://www.chdtcorp.com) is a public holding company that engages, through its wholly owned subsidiaries, in the development, manufacturing, logistics, and distribution of consumer products to retailers and wholesalers throughout North America. See http://www.chdtcorp.com for more information about the Company and www.capstoneindustries.com, www.takeanyware.com , www.stptools.com for information on our current product offerings. References to URL’s in this press release does not incorporate said URL’s or any of their contents in this press release and investors should not rely on such referenced URL’s or their contents in making any investment decisions.

FORWARD-LOOKING STATEMENTS: This press release, including the financial information  above, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended. Such statements consist of words like “anticipate,” “expect,” “project,” “continue” “assume,” and similar words. These statements are based on the Company’s and its subsidiaries’ current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release and risks associated with any investment in The Company, which is a small business concern and a "penny stock company” and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the many uncertainties and risk factors that affect the  Company’s business and securities, particularly those mentioned in the cautionary statements in the Company’s current and future SEC Filings.

Contact: Jill Mohler

JMohler@chdtcorp.com  954-252-3440